COASTAL ENGINE SERVICE
P.O. BOX 18
BRONX NY 10464
917 885 2568

TO: BALTIA AIRLINES

The following is a purchase report on, one T-500 A/C tractor.

Purchase Price- 40,000.00

Paint Tractor (White} $2500.00

Total Cost: 42,500.00

Deposit left on tractor- $5000.00

Balance due on delivery- $37.500.00

If you have any further question, please don't hesitate to contact me.

Thank You

/Signed/
John Mazella
Coastal Engine Service